                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  ONYX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           ONYX PHARMACEUTICALS, INC.
                              3031 RESEARCH DRIVE
                           RICHMOND, CALIFORNIA 94806

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 1997

                            ------------------------

TO THE STOCKHOLDERS OF ONYX PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONYX PHARMACEUTICALS, INC., a DELAWARE corporation (the "Company"), will be held on Thursday, May 22, 1997 at 10:00 a.m. local time at the Berkeley Marina Marriott Hotel, 200 Marina Boulevard, Berkeley, California, for the following purpose:

    1. To elect three directors to hold office until the 2000 Annual Meeting of Stockholders.

    2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares and to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

    3. To approve the Company's 1996 Non-Employee Directors' Plan, as amended, to allow non-employee directors of the Company who are also consultants to the Company to receive option grants under such plan.

    4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 8, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Robert L. Jones
                                          Robert L. Jones
                                          SECRETARY

Richmond, California
April 18, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           ONYX PHARMACEUTICALS, INC.
                              3031 RESEARCH DRIVE
                           RICHMOND, CALIFORNIA 94806

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of ONYX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 1997 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Berkeley Marina Marriott Hotel, 200 Marina Boulevard, Berkeley, California. The Company intends to mail this proxy statement and accompanying proxy card on or about Friday, April 18, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 8, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 1997, the Company had outstanding and entitled to vote 9,535,784 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3031 Research Drive, Richmond, California 94806, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 17, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of ten members with no vacancies. There are six directors in Class I whose term of office expires in 1997, three of whom are not seeking re-election: Brook H. Byers, Kevin J. Kinsella and Dr. Frank McCormick. Following the Annual Meeting, the Board of Directors will be composed of seven members. Each of the nominees for election to Class I is currently a director of the Company who was appointed by the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders in 2000 and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Bayer Corporation has the right to have a nominee elected to the Company's Board of Directors until the later of (i) expiration of the research term of the collaborative agreement with the Company or (ii) if the parties have a Collaboration Compound (as defined in the collaborative agreement) in clinical development, until such time as the parties do not have a Collaboration Compound in clinical development. Dr. Michael J. Berendt replaced Dr. Wolfgang Hartwig as the Bayer Corporation nominee on the Board of Directors in December 1996 and is a Class II Director.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL
  MEETING--CLASS I

    RANDY THURMAN, age 47, has served as a director of the Company since December 1996. Mr. Thurman has served as Director of Spencer Stuart, an executive search firm, since March 1997. From September 1993 to December 1996, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences Inc., a global healthcare company. Prior to such time, Mr. Thurman held various management positions at Rhone-Poulenc Rorer, a pharmaceutical company, from 1984 to August 1993, including the position of President. Mr. Thurman serves as Chairman of the Board of Enzon, Inc. and is on the Board of Directors of Closure Medical Corp. Mr. Thurman holds a B.A. in economics from Virginia Polytechnic Institute and a M.A. in economics from Webster University.

    WENDELL D. WIERENGA, PH.D., age 49, has served as a director of the Company since December 1996. Dr. Wierenga has served as Senior Vice President Research for the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company since 1990. Dr. Wierenga has also served as Vice President of the Medtech investments of Warner-Lambert Company since 1992. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University.

    PAUL GODDARD, PH.D., age 47, has served as a director of the Company since February 1997. Dr. Goddard has served as Chief Executive Officer of Neurex Corporation, a biotechnology company, since March 1991 and as Chairman of the Board since October 1991. Before joining Neurex Corporation, he was with SmithKline Beecham, a pharmaceutical company, where he was Senior Vice President and Director of the Japan/Pacific region from 1989 to March 1991. Dr. Goddard serves on the board of directors of Molecular Devices Corporation and Ribi ImmunoChem Research, Inc. He completed his Ph.D. in the area of etiology and pathophysiology of colon cancer at St. Mary's Hospital, University of London.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING--CLASS II

    KATHLEEN LAPORTE, age 35, has served as director of the Company since June 1993. From January 1993 to the present, Ms. LaPorte has been affiliated with the Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette Inc., and has served as a general partner since December 1993. From August 1987 to January 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm. Ms. LaPorte currently serves on the board of directors of Lynx Therapeutics and is Chairman of the Board of FemRx, Inc. She holds a B.S. in biology from Yale University and an M.B.A. from Stanford University.

    MICHAEL J. BERENDT, Ph.D., age 48, has served as a director of the Company since December 1996. Dr. Berendt has served as Senior Vice President for Research for the Pharmaceutical Division of Bayer Corporation, a pharmaceutical company, since December 1996. From November 1993 to November 1996, Dr. Berendt held various research and management positions at the Pharmaceutical Division of Bayer Corporation including Vice President, Institute for Bone & Joint Disorders and Cancer. From January 1982 to September 1993, Dr. Berendt held various research and management positions at Pfizer, Inc., a pharmaceutical company, including the position of Group Director. Dr. Berendt is on the Board of Directors of Myriad Genetics, Inc. Dr. Berendt holds a B.S. from Ohio Dominican College, a M.S. in microbiology from Miami University and a Ph.D. in microbiology/immunology from Hahnemann Medical College.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING--CLASS III

    SAMUEL D. COLELLA, age 58, has served as Chairman of the Board of the Company since February 1993 and as a director of the Company since its inception. Mr. Colella has been a partner in Institutional Venture Partners, a private venture capital firm, since 1984. In addition, he serves on the board of directors of Integrated Medical Resources Inc., CV Therapeutics, Inc., Pharmacopeia, Inc., Vivus, Inc. and Imagyn, Inc. Mr. Colella holds a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University.

    HOLLINGS C. RENTON, age 50, has served as President and Chief Executive Officer and as a director of the Company since March 1993. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation from December 1991 to March 1993 following Chiron Corporation's acquisition of Cetus Corporation. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to February 1993 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. Mr. Renton holds a B.S. from Colorado State University and an M.B.A. from the University of Michigan.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Samuel Colella, Dr. Wendell Wierenga and Kathleen LaPorte. It met once during such fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of five non-employee directors:
Brook Byers, Kevin Kinsella, Samuel Colella, Dr. Paul Goddard and Randy Thurman. After the Annual Meeting, the Compensation Committee will be composed of Samuel Colella, Dr. Paul Goddard and Randy Thurman. It met twice during such fiscal year.

    During the fiscal year ended December, 1996, all directors except Brook Byers, Dr. Wolfgang Hartwig and Kathleen LaPorte attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
             APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN, AS AMENDED

    In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "1996 Plan"). At March 31, 1997, there were 1,725,000 shares of the Company's Common Stock authorized for issuance under the 1996 Plan.

    At March 31, 1997, options (net of canceled or expired options) covering an aggregate of 1,668,643 shares of the Company's Common Stock had been granted under the 1996 Plan, and only 56,357 shares (plus any shares that might in the future be returned to the plans as a result of cancellation or expiration of options) remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted options to purchase 547,215 shares of Common Stock at exercise prices of $1.07 to $13.75 per share to all employees (including executive officers), directors and consultants, of which, options to purchase 239,450 shares were granted to current executive officers and directors at exercise prices of $1.07 to $10.75 per share

    In April 1997, the Board approved an amendment of the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees and to allow for the continued growth in hiring new employees. The amendment increases the number of shares authorized for issuance under the 1996 Plan by 600,000, from a total of 1,725,000 to a total of 2,325,000. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee given the anticipated continued growth in hiring new employees to support the Company's clinical development of ONYX-015 and its research in therapeutic viruses.

    The Board also amended the 1996 Plan to modify the requirements related to stockholder approval of amendments to the 1996 Plan to bring the 1996 Plan into conformity with and take advantage of new regulations under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board amended the 1996 Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the 1996 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board amended the 1996 Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options under the 1996 Plan during a calendar year to purchase in excess of 300,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for option grants to an employee.

    Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

    The essential features of the 1996 Plan are outlined below:

GENERAL

    The 1996 Plan provides for the grant of (i) both incentive and nonstatutory stock options, (ii) stock bonuses, (iii) rights to purchase restricted stock and
(iv) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

PURPOSE

    The 1996 Plan was adopted to provide a means by which officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than one member of the Board. The 1996 Plan provides that, in the Board's discretion, directors serving on the Compensation Committee will also be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") or "outside directors" within the meaning of Section 162(m). The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board and the Compensation Committee has delegated the authority to grant Stock Awards to eligible persons who are not subject to Rule 16b-3 to the Chief Executive Officer. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 1996 Plan only to employees (including officers and directors who are employees) of the Company and its affiliates. Employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 1996 Plan.

    No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    The 1996 Plan has a per-individual, per-calendar year period limitation on the number of shares of Common Stock that may be made subject to options and stock appreciation rights equal to 300,000 shares of Common Stock. The purpose of this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options and stock appreciation rights granted under the 1996 Plan. To date, the Company has not granted to any individual in any calendar year options and stock appreciation rights to purchase a number of shares equal to or in excess of the limitation.

STOCK SUBJECT TO THE 1996 PLAN

    If any Stock Award granted under the 1996 Plan expires or otherwise terminates without being exercised (or vested, in the case of restricted stock), the Common Stock subject to such Stock Awards again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At December 31, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $11.125 per share.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the 300,000 share limitation. The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; (b) at the discretion of the Board, (i) by delivery of other Common Stock of the

Company, or (ii) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board.

    RESTRICTIONS ON TRANSFER. Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and may be exercised only by the optionee during the lifetime of the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death.

    OPTION EXERCISE. Options granted under the 1996 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48th of such shares at the end of each month thereafter during the optionee's employment or relationship as a consultant or director. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless: (a) such termination is due to such person's disability, in which case the option may be exercised (to the extent the option was exercisable at the date of termination) at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 1996 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

    PURCHASE PRICE. The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 1996 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

    TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3.

    CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Compensation Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

    TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS

    The three types of stock appreciation rights that are authorized for issuance under the 1996 Plan are as follows:

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1996 Plan or subject to any Stock Award granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, sale of substantially all the assets of the Company, specified types of mergers or other corporate reorganizations, to the extent permitted by law, any surviving corporation will either assume Stock Awards outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1996 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on March 26, 2006.

    The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would require stockholder approval in order for the Plan to comply with Section 422 of the Code, Rule 16b-3, or any Nasdaq or securities exchange listing requirements. Subject to the foregoing, the Board may amend the 1996 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under the Code or to bring the 1996 Plan or the Stock Award granted thereunder into compliance with Code.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences: There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to repurchase options or who are subject to
Section 16(b) of the Exchange Act.

    RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the 1996 Plan generally have the following federal income tax consequences:

    Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1996, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1996 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of two or more "outside directors;" and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3
                  APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS'
                         STOCK OPTION PLAN, AS AMENDED

    In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and reserved a total of 175,000 shares of the Company's Common Stock under the Directors' Plan.

    At March 31, 1997, options (net of canceled or expired options) covering an aggregate of 100,000 shares of the Company's Common Stock had been granted under the Directors' Plan, and only 75,000 shares (other than shares that might in the future be returned to the plan as a result of cancellation or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, all non-employee directors, as a group, received options to purchase 80,000 shares at a weighted average exercise price of $12.00 per share.

    In April 1997, the Board of Directors approved an amendment to the Directors' Plan, subject to stockholder approval, to allow non-employee directors who are consultants to the Company to participate in the Directors' Plan. In addition, the Board amended the Directors' Plan to modify the requirements related to stockholder approval of amendments to the Directors' Plan to bring the Directors' Plan into conformity with and take advantage of new regulations under Section 16 of the Exchange Act.

    Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. If this Proposal 3 is approved, Dr. Wendell Wierenga and Randy Thurman, current directors of and consultants to the Company, would become eligible to receive annual grants under the Directors' Plan.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Directors' Plan are outlined below:

GENERAL

    The Directors' Plan provides for the non-discretionary grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company. Stock options granted under the Directors' Plan are intended not to qualify as "incentive stock options" as defined by Section 422 under the Code. See "Certain Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

    The Directors' Plan was adopted to provide a means by which individuals who serve as members of the Company's Board of Directors, and who are not otherwise employed by the Company, could be given an opportunity to purchase stock in the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company. Samuel Colella, Kathleen LaPorte, Brook Byers, Kevin Kinsella and Dr. Paul Goddard are currently eligible to participate in the Directors' Plan. Randy Thurman and Dr. Wendell Wierenga would become eligible to participate in the Directors' Plan upon stockholder approval. Dr. Michael Berendt has withdrawn himself from participation in the Directors' Plan.

ADMINISTRATION

    The Directors' Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Directors' Plan and is authorized to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board (the "Committee"). As used herein with respect to the Directors' Plan, the "Board" refers to the Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Only directors of the Company who are not common law employees of the Company ("non-employee directors") are eligible to receive options under the Directors' Plan.

STOCK SUBJECT TO THE DIRECTORS' PLAN

    If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options becomes available again for issuance under the Directors' Plan.

TERM OF OPTIONS

    The following is a description of the terms of options under the Directors' Plan. Each option granted under the Directors' Plan is non-discretionary and must be made in accordance with the terms described below.

    OPTIONS GRANTS. The Directors' Plan, as amended to date by the Board of Directors, provides that each member of the Board at the initial public offering of the Company's Common Stock was granted an option to purchase 20,000 shares of the Company's Common Stock, and each new member of the Company's Board will be granted an option to purchase 20,000 shares of the Company's Common Stock on the date of his or her initial election to the Board. Further, the Directors' Plan provides for the automatic, non-discretionary grant of options to purchase 5,000 shares of the Company's Common Stock, on the anniversary of each non-employee director's initial grant, to each non-employee director in service as of such date.

    EXERCISE PRICE; PAYMENT. The exercise price of all options under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of options granted under the Directors' Plan must be paid either (a) in cash at the time the option is exercised or (b) by delivery of other Common Stock of the Company.

    OPTION EXERCISE. Options granted under the Directors' Plan become exercisable ("vest") pursuant to the following schedule: as to the initial grant of 20,000 shares, 1/4 of the shares pursuant to the option shall vest on the first anniversary of the grant and 1/48 of the shares shall vest monthly thereafter. As to the annual grant of 5,000 shares, all of the shares subject to the option shall fully vest on the first anniversary of the date of grant of such option.

    TERM, TRANSFERABILITY. The maximum term of options under the Directors' Plan is ten years. An option may not be transferred by the optionee, except by will or by the laws of descent and distribution by beneficiary designation. During the lifetime of an optionee, an option may be exercised only by the optionee or his or her guardian or legal representative.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transactions not involving the receipt of consideration), the Directors' Plan and options outstanding thereunder will be adjusted appropriately as to the class and the maximum number of shares subject to such plan, the maximum number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Directors' Plan provides that, in the event of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, specified types of mergers or other corporate reorganizations, or a change in ownership for any person, entity or group holding at least 50% of the combined voting power entitled to vote in the election of directors, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provisions, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate in March, 2006.

    The Board also may amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is required to comply with Rule 16b-3 or any Nasdaq National Market or securities exchange listing requirements.

CERTAIN FEDERAL INCOME TAX INFORMATION

    Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

    Options granted under the Directors' Plan are nonstatutory stock options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one (1) year.

                                   PROPOSAL 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Information with respect to the executive officers of the Company is set forth below:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Hollings C. Renton...................................          50   President, Chief Executive Officer and Director
William Gerber, M.D..................................          50   Vice President and Chief Operating Officer
Allan Balmain, Ph.D., F.R.S.E........................          54   Vice President of Research
Gregory Giotta, J.D., Ph.D...........................          50   Vice President and Chief Legal Counsel
Douglas L. Blankenship...............................          35   Director of Finance

    HOLLINGS C. RENTON has served as President and Chief Executive Officer and as a director of the Company since March 1993. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation from December 1991 to March 1993 following Chiron Corporation's acquisition of Cetus Corporation. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to February 1993 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. Mr. Renton holds a B.S. from Colorado State University and an M.B.A. from the University of Michigan.

    WILLIAM G. GERBER, M.D. has served as Vice President and Chief Operating Officer since joining the Company in June 1995. Prior to joining the Company, Dr. Gerber served as President of the Chiron Corporation Diagnostics business unit following Chiron Corporation's merger with Cetus Corporation in December 1991. Dr. Gerber served as Vice President and General Manager of the PCR (Polymerase Chain Reaction) Division of Cetus Corporation from 1988 until 1991. Dr. Gerber earned a B.S. in medical science and an M.D. from the School of Medicine, University of California at San Francisco.

    ALLAN BALMAIN, PH.D., F.R.S.E. has served as Vice President of Research since October 1996. Dr. Balmain served as Professor of molecular oncology at the CRC Beatson Laboratories University of Glasgow from June 1993 until October 1996 and held a Jerry Turner Fellowship of the Cancer Research Campaign, Great Britain. Dr. Balmain directed a research group in the area of molecular genetics of multistage carcinogenesis at the CRC Beatson Institute of Glasgow from 1983 to October 1996. Dr. Balmain served as consultant to the Company from November 1994 until October 1996. Prior to joining the Company, he cofounded Cyclacel, a biotechnology company based in Scotland in September 1996. Dr. Balmain received a Ph.D. in chemistry from the University of Glasgow and performed post-doctoral research as a Royal Society European Fellow at the University of Strasbourg, France and as an Alexander von Humboldt Fellow at the German Cancer Research Center, Heidelberg. He has been elected as a Fellow of the Royal Society of Edinburgh.

    GREGORY GIOTTA, PH.D., J.D. joined the Company in June 1995 as Vice President and Chief Legal Counsel. Prior to joining the Company, Dr. Giotta served as Vice President and Chief Intellectual Property Attorney at Glycomed Corporation, a biotechnology company, from October 1992 to June 1995. Prior to that, Dr. Giotta held various positions at Cetus Corporation from 1990 to October 1992, including Director of Patents and Trademarks for therapeutics. Dr. Giotta earned a Ph.D. from the University of California at Santa Cruz and a J.D. from the University of San Diego. Dr. Giotta also pursued post-doctoral research at Harvard University and the Salk Institute.

    DOUGLAS L. BLANKENSHIP has served as Director of Finance since October 1995. Prior to joining the Company, Mr. Blankenship worked in a variety of finance related positions at Eli Lilly from September 1990 to September 1995. Mr. Blankenship, a certified public accountant, previously served as an audit manager with KPMG Peat Marwick. Mr. Blankenship earned a B.S. in business administration from California Polytechnic State University and an M.B.A. from The Wharton School, University of Pennsylvania.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1997 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers (as defined in the Summary Compensation Table); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                SHARES
                                                                             BENEFICIALLY     PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                                         OWNED        BENEFICIALLY OWNED(1)
-------------------------------------------------------------------------  -----------------  ---------------------
Chiron Corporation.......................................................       1,400,756               14.69%
  4560 Horton Street
  Emeryville, CA 94608

Entities Affiliated with Institutional Venture Partners (2)..............         985,349               10.32%
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025

Bayer Corporation (3)....................................................         945,510                9.92%
  400 Morgan Lane
  Westhaven, CT 96516

Warner-Lambert Company (4)...............................................         657,737                6.76%
  201 Tabor Road
  Morris Plains, NJ 07950

Samuel D. Colella (2) (5)................................................         993,849               10.40%

Kathleen LaPorte (6).....................................................         285,150                2.99%

Hollings C. Renton (7)...................................................         188,097                1.96%

Frank McCormick, Ph.D., F.R.S. (8).......................................         181,798                1.90%

Brook H. Byers (9).......................................................           6,552               *

Kevin J. Kinsella (10)...................................................           5,537               *

Randy Thurman............................................................               0               *

Wendell Wierenga, Ph.D...................................................               0               *

Michael J. Berendt, Ph.D. (3)............................................               0               *

Paul Goddard, Ph.D.......................................................               0               *

William Gerber, M.D. (11)................................................          61,682               *

Gregory Giotta, Ph.D., J.D. (12).........................................          12,367               *

All directors and executive officers as a group (14 persons) (13)........       1,747,779               17.92%

------------------------

 (1) Based on 9,535,784 shares of Common Stock outstanding as of March 31, 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 1997.

 (2) Includes 955,477 shares held by Institutional Venture Partners V, L.P. ("IVP") and 15,865 shares held by Institutional Venture Management V, L.P. ("IVM"), of which Mr. Colella, a Director of the Company, is a partner. IVM is the general partner of IVP. Also includes 14,007 shares IVM has the right to acquire pursuant to an option exercisable within 60 days of March 31, 1997. Mr. Colella disclaims beneficial ownership of the shares held by IVP and IVM, except to the extent of his pecuniary interests therein.

 (3) Dr. Berendt, a director of the Company, is Senior Vice President, Research for the Pharmaceutical Division of Bayer Corporation. Dr. Berendt disclaims beneficial ownership of the shares held by Bayer Corporation.

 (4) Includes 192,941 shares of Common Stock which Warner-Lambert Company is obligated to purchase in a private transaction on May 4, 1997. Dr. Wierenga, a director of the Company, is Senior Vice President Research for the Parke-Davis Pharmaceutical Research division of Warner-Lambert. Dr. Wierenga disclaims beneficial ownership of the shares held by Warner-Lambert Company.

 (5) Includes 5,000 shares which may be acquired pursuant to options vested and exercisable within 60 days of March 31, 1997. Also includes 500 shares held by Colella Family Partners and 3,000 shares held by the Colella Family Trust.

 (6) Includes 241,854 shares held by Sprout Capital VI, L.P. ("Sprout") and also includes 38,296 shares held by DLJ Capital Corporation ("DLJ"). DLJ is the managing general partner of Sprout. Ms. LaPorte, a director of the Company, is a general partner of DLJ Associates VI, L.P., the general partner of Sprout. Ms. LaPorte disclaims beneficial ownership of the shares held by such entities except to the extent of her pecuniary interests therein. Also includes 5,000 shares which may be acquired pursuant to options vested and exercisable within 60 days of March 31, 1997.

 (7) Includes 115,894 shares held by The Renton Family Trust. Also includes 72,203 shares Mr. Renton has the right to acquire pursuant to options vested and exercisable within 60 days of March 31, 1997.

 (8) Includes 39,657 shares Dr. McCormick has the right to acquire pursuant to options vested and exercisable within 60 days of March 31, 1997.

 (9) Includes 5,000 shares which may be acquired pursuant to options vested and exercisable within 60 days of March 31, 1997.

(10) Includes 537 shares held by the Kevin J. Kinsella Trust. Also includes 5,000 shares which may be acquired pursuant to options vested and exercisable within 60 days of March 31, 1997.

(11) Includes 60,965 shares Dr. Gerber has the right to acquire pursuant to options vested and exercisable within 60 days of March 31, 1997.

(12) Includes 12,367 shares Dr. Giotta has the right to acquire pursuant to options vested and exercisable within 60 days of March 31, 1997.

(13) Includes 1,371,422 shares held by entities affiliated with certain directors and officers and includes 220,155 shares subject to stock options held by directors, officers and entities affiliated with certain directors vested and exercisable within 60 days of March 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives stock option grants under the Directors' Plan. Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code. See "Proposal 3--Approval of the 1996 Non-Employee Directors' Stock Option Plan, as Amended."

    During the last fiscal year, the Company granted options to purchase an aggregate of 123,000 shares of Company Common Stock to the non-employee directors of the Company pursuant to the Directors' Plan and the 1996 Plan at a weighted average exercise price per share of $11.03 (based on the closing sales prices reported on the Nasdaq National Market for the date of each grant). As of March 31, 1997, no options had been exercised under the Directors' Plan nor have any options granted to non-employee directors under the 1996 Plan been exercised.

    In November 1996, each of Randy Thurman and Dr. Wendell Wierenga entered into consulting agreements with the Company. Pursuant to the consulting agreements, Mr. Thurman and Dr. Wierenga each receive an annual retainer of $10,000. In addition Mr. Thurman and Dr. Wierenga are each paid $1,200 per day for their consulting services, up to a maximum of 12 days each per annum. The consulting agreements also provide that the Company shall grant each of Mr. Thurman and Dr. Wierenga an option to purchase 1,500 shares of Company Common Stock each year each of them remains a consultant to the Company. The consulting agreements are for a term of two years but may be terminated earlier with 30 days notice by either party.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain compensation awarded or paid by the Company during the fiscal years ended December 31, 1996 and December 31, 1995 to its President and Chief Executive Officer and the Company's other executive officers who earned more than $100,000 during the year ended December 31, 1996 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                           AWARD
                                                             ANNUAL COMPENSATION       -------------
                                                         ----------------------------   SECURITIES
                                                                       OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY      COMPENSATION       OPTIONS     COMPENSATION
--------------------------------------------  ---------  ----------  ----------------  -------------  -------------
Hollings C. Renton .........................    1996     $  248,063   $    33,333(1)        15,403     $   2,570(2)
  President and Chief Executive Officer         1995        236,250         --              --             --

Frank McCormick, Ph.D., F.R.S. .............    1996        225,750       119,790(1)(3)      15,403       39,637(2)(4)
  Vice President and Chief Scientific           1995        215,000        40,000(5)        35,018         --
  Officer

William Gerber, M.D. .......................    1996        220,500        33,333(1)        15,403         2,252(2)
  Vice President and Chief Operating Officer    1995        139,000         --             140,074         --

Gregory Giotta, Ph.D., J.D. ................    1996        169,950         --              17,087         1,670(2)
  Vice President and Chief Legal Counsel        1995         84,974        10,487           21,513         --

------------------------

(1) $33,333 represents an annual bonus earned for 1996 performance.

(2) Represents the taxable portion of group life insurance paid by the company.

(3) $86,457 of which represents the forgiveness on an employee loan.

(4) $38,240 of which represents payment for accrued and unused vacation time.

(5) Represents the annual forgiveness of an employee loan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                                    --------------------------------------------------    VALUE AT ASSUMED
                                                     NUMBER OF   % OF TOTAL                             ANNUAL RATES OF STOCK
                                                    SECURITIES     OPTIONS                               PRICE APPRECIATION
                                                    UNDERLYING   GRANTED IN    EXERCISE                      FOR TERM(2)
                                                      OPTIONS      FISCAL      PRICE PER   EXPIRATION   ---------------------
NAME                                                  GRANTED      YEAR(1)       SHARE        DATE         5%         10%
--------------------------------------------------  -----------  -----------  -----------  -----------  ---------  ----------
Hollings C. Renton................................       7,003        1.28%    $    1.07      1/17/06   $   4,712  $   11,942
  President and Chief Executive Officer                  8,400        1.54%         7.63      7/31/06      40,307     102,146

Frank McCormick, Ph.D., F.R.S.....................       7,003        1.28%         1.07      1/17/06       4,712      11,942
  Vice President and Chief                               8,400        1.54%         7.63      7/31/06      40,307     102,146
  Scientific Officer

William Gerber, M.D...............................       7,003        1.28%         1.07      1/17/06       4,712      11,942
  Vice President and Chief                               8,400        1.54%         7.63      7/31/06      40,307     102,146
  Operating Officer

Gregory Giotta, Ph.D., J.D........................       2,101        0.38%         1.07      1/17/06       1,414       3,583
  Vice President and Chief Legal Counsel                14,986        2.74%         7.63      7/31/06      71,910     182,234

------------------------

(1) Based on an aggregate of 547,215 options granted to employees, officers, directors and consultants under the 1996 Plan of the Company in fiscal 1996 including the Named Executive Officers set forth in the "Summary Compensation Table" above.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                           NUMBER OF SECURITIES
                                                                                                   VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED   IN-THE MONEY OPTIONS
                                                                           OPTIONS AT DECEMBER       AT DECEMBER 31,
                                                   SHARES                        31, 1996                1996(1)
                                                 ACQUIRED ON    VALUE     ----------------------  ----------------------
NAME                                              EXERCISE     REALIZED    VESTED     UNVESTED      VESTED     UNVESTED
-----------------------------------------------  -----------  ----------  ---------  -----------  ----------  ----------
Hollings C. Renton.............................      --           --         59,239      24,452   $  640,188  $  207,461
  President and Chief Executive Officer

Frank McCormick, Ph.D., F.R.S..................      --           --         36,542      21,023      361,841     162,053
  Vice President and Chief Scientific Officer

William Gerber, M.D............................      --           --         47,273      80,190      469,601     756,978
  Vice President and Chief Operating Officer

Gregory Giotta, Ph.D., J.D.....................      --           --         11,234      30,366      102,739     217,323
  Vice President and Chief Legal Counsel

------------------------

(1) Determined using the December 31, 1996 market price of $11.125 per share, minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS

    In May 1995, the Company entered into an employment agreement with Dr. Gregory Giotta providing for an annual compensation of $165,000 per year and an option to purchase up to 24,513 shares of Common Stock at an exercise price of $1.07 per share subject to a four-year vesting schedule. If Dr. Giotta were terminated because of a change in control of the Company, Dr. Giotta would receive a severance payment equal to six months salary.

    The Company entered into a Scientific Advisory Board Consulting Agreement (the "SAB Agreement") with Dr. Frank McCormick in March 1996 which became effective in January 1997 when he resigned as Vice President and Chief Scientific Officer of the Company. Pursuant to the SAB Agreement, Dr. McCormick was retained as Chairman of the Company's Scientific Advisory Board and as a consultant until December 31, 1999. Dr. McCormick will provide at least 50 days of services annually and will be paid an annual retainer of $50,000 plus a consulting fee of $1,200 for each full day of service. In addition, upon achievement of certain milestones as determined by the Board of Directors, Dr. McCormick would become eligible to receive options to purchase up to 10,504 shares of the Company's Common Stock subject to vesting over a four-year period. Upon completion of certain milestones set forth in the SAB Agreement, portions of loans and accrued interest made by the Company to Dr. McCormick will be forgiven.

    In August 1995, the Company entered into an employment agreement, amended in March 1997, with Dr. Allan Balmain for annual compensation of $220,000 an option to purchase up to 100,000 shares of Common Stock at an exercise price of $10.125 per share subject to a four-year vesting schedule and an option to purchase up to 20,000 shares of Common Stock at an exercise price of $10.125 per share subject to vesting on the attainment of certain milestones. In connection with Dr. Balmain's relocation from Scotland, the Company agreed to reimburse Dr. Balmain for his reasonable moving expenses, to provide a signing bonus of $65,000 and to provide reasonable mortgage assistance for a period not to exceed 3 years. In addition, the Company loaned Dr. Balmain $300,000, $25,000 of which will be forgiven at the end of each year beginning in 1998 as long as Dr. Balmain remains an employee of the Company. If Dr. Balmain were terminated because of a change in control of the Company, Dr. Balmain would receive a severance payment equal to six months salary.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1 to December 1996, the Company's Compensation Committee was composed of Brook Byers, Kevin Kinsella, and Samuel Colella. From December 1996 through the close of the fiscal year, the Compensation Committee was composed of Brook Byers, Kevin Kinsella, Randy Thurman, and Samuel Colella. Dr. Paul Goddard joined the Compensation Committee in February 1997. Neither Brook Byers, Kevin Kinsella, Samuel Colella, Dr. Paul Goddard nor Randy Thurman is an officer or employee of the Company. Randy Thurman is a consultant to the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

COMPENSATION PHILOSOPHY

    The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between employee compensation and the creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary and stock option awards. Key elements of this compensation package are:

    - The Company pays salaries at least competitive with those of leading biotechnology companies with which the Company competes for talent.

    - The Company maintains incentive opportunities designed to motivate and reward achievement of specific company and individual goals. The availability of these incentives is designed to ensure that the total compensation for employees is competitive with the industry.

    - The Company provides significant equity-based incentives for executives and other employees to ensure that individual's are motivated over the long term to respond to the Company's business challenges and opportunities as owners.

SALARY COMPENSATION

    The salary compensation for all employees, including executive officers, is based upon the compensation of employees in similar positions in other biotechnology companies, in accordance with published biotechnology compensation survey information. Salary adjustments for 1996 also were based on each individual's performance. In establishing base salaries and bonuses for the executive officers other than the Chief Executive Officer, the Compensation Committee carefully reviewed the progress made in the programs headed by each officer and the role of these officers in the scientific and business development of the programs of the Company.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer joined the Company in 1993. His initial salary and stock option grants were determined on the basis of negotiations between the Board of Directors and the Chief Executive Officer with due regard to his experience, competitive salary information and market conditions at the time. Hollings Renton's 1996 salary was set by the Board of Directors. As with the other executive officers, the amount of Mr. Renton's total compensation, including his bonus, was based on the Company's 1996 accomplishments and the Chief Executive Officer's significant contributions thereto, including, among other things, performance to Company milestones set by the Board of Directors, the commencement of Phase I clinical trials for the ONYX-015 Program in April 1996 and the completion of the Company's initial public offering in May 1996.

INCENTIVE COMPENSATION

    The Company's primary long-term incentive program presently consists of the 1996 Plan and the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The 1996 Plan utilizes vesting periods (generally four years) to encourage employees to continue in the employ of the Company. Through option grants, employees receive equity incentives to build long-term stockholder value. At the time of hiring, each

------------------------

(1) The material in this report is not "soliciting materials," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

employee receives a standard initial stock option grant for such employee's job position at the Company. The exercise price of options granted under the 1996 Plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only to the extent that the Company's Common Stock appreciates in the long term.

    In 1996, the Compensation Committee and the Board of Directors granted stock options to one of the Company's executive officers in connection with the commencement of employment and granted stock options to five of the continuing executive officers including the Chief Executive Officer. The grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of the key roles played by such executive officers in the growth and success of the Company. In making these stock awards, the Compensation Committee was mindful of, among other things, the success of these officers, which was evidenced by the commencement of Phase I Clinical trials for the ONYX-015 program in April 1996 and the completion of the Company's initial public offering in May 1996. In reaching its decisions, the Board of Directors relied on its experience and the vesting status of each executive officer's previously issued stock options.

    Pursuant to the annual incentive stock program under the Company's 1996 Plan, the Compensation Committee may grant every employee an annual incentive stock option based on the Company meeting certain milestones set by the Board of Directors. For 1996, the Compensation Committee determined that each employee was eligible to receive stock options equal to up to 10% of the standard initial stock option grant for such employee's job position at the Company based on the achievement of certain milestones set forth by the Board of Directors. The Chief Executive Officer and other executive officers are eligible to receive options under this program. In 1996, the Compensation Committee determined that 85% of the milestones set forth by the Board of Directors had been met and granted each eligible employee stock options equal to 85% of such eligible employee's maximum annual incentive grant. In addition, under such program the Compensation Committee made discretionary merit-based stock option grants totaling up to 2.5% of the outstanding stock option grants held by all employees. Between 10% and 15% of the Company's employees qualified for such discretionary grants in 1996.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through an ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Purchase Plan. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participating in each 24-month offering period or on each specified purchase date.

CERTAIN TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that the stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant should be treated as "performance-based compensation."

    From the members of the Compensation Committee of ONYX Pharmaceuticals, Inc.

                                          Brook H. Byers
                                          Samuel D. Colella
                                          Kevin D. Kinsella
                                          Randy Thurman

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on May 8, 1996 (the day immediately preceding the Company's initial public offering) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market-US Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of full amount of all dividends:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ONYX PHARMACEUTICALS, INC.          NASDAQ PHARMACEUTICAL          NASDAQ STOCK MARKET-US
5/08/96                                 $100                           $100                            $100
6/96                                      67                             95                             100
9/96                                      95                             97                             104
12/96                                     93                             94                             109

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    In May 1992, Dr. Frank McCormick executed a promissory note in the amount of $193,551 with an 8% annual interest rate. The balance of such promissory note of $86,457 was forgiven on December 31, 1996.

    In each of May 1992, November 1993 and October 1994, Dr. Frank McCormick executed a promissory note in the amount of $75,000 at an annual interest rate equal to the higher of 6%, 8% and 4.8%, respectively, or the federal short-term interest rate then in effect (collectively, the "Notes"). The interest on the Notes compounds semi-annually. The Notes are secured by 75,000 shares of Common Stock of the Company.

    In March 1996, ONYX entered into the SAB Agreement with Dr. Frank McCormick. The SAB Agreement provides for Dr. McCormick to be retained as chairman of ONYX's Scientific Advisory Board and as a consultant to ONYX in the field of molecular oncology until December 31, 1999. In his role as a consultant, Dr. McCormick will review and provide a scientific leadership advisory role for ONYX's scientific programs, primarily with respect to ONYX's Ras and Cell Cycle Programs. Dr. McCormick will provide a minimum of 50 days consulting services per year, and will not provide any consulting, research or advisory services in the field of molecular oncology, including the Company's collaboration with Warner-Lambert Company to any other commercial entities actually or potentially competitive with ONYX. As compensation for such services, Dr. McCormick will receive an annual retainer of $50,000 in addition to a consulting fee of $1,200 for each day of services provided. Dr. McCormick will also be eligible to receive for each year that he provides services (i) an option to purchase up to 7,003 shares of ONYX common stock if ONYX achieves certain milestones designated by the Board of Directors for that year, and (ii) an option to purchase up to an additional 3,501 shares of ONYX Common Stock if Dr. McCormick meets certain performance objectives set by the Board of Directors for that year. In addition, the principal and interest under the Notes are forgivable, up to 33% per year on a cumulative basis, over the first three years of the SAB Agreement, upon the achievement of certain milestones. If Dr. McCormick achieves such milestones after the end of the third year, the Company shall forgive the principal and interest under the Notes so long as Dr. McCormick is still providing services under the SAB Agreement. If the SAB Agreement is terminated, then the principal and interest under the Notes not already forgiven shall be due and payable within 30 days of such termination.

    On May 4, 1996, Warner-Lambert Company purchased 254,683 shares of Common Stock at a purchase price of $15.71 per share. Further, Warner-Lambert Company is obligated to make an equity investment of $3.33 million in May 1997 for the purchase of 192,941 shares of Common Stock with a price of $17.28 per share.

    In February 1997, the Compensation Committee granted Hollings Renton, Dr. Frank McCormick and Dr. William Gerber each an option to purchase 9,454 shares of Common Stock with an exercise price of $10.875 per share based on such officers' 1996 performance. Such options have a standard four year vesting schedule. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

    The Company has entered into indemnity agreements with certain officers, directors and other key employees which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ Robert L. Jones
                                          Robert L. Jones
                                          Secretary

April 18, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX
PHARMACEUTICALS, INC. 3031 RESEARCH DRIVE, RICHMOND, CALIFORNIA 94806.

                           ONYX PHARMACEUTICALS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997

    The undersigned hereby appoints HOLLINGS C. RENTON, DOUGLAS L. BLANKENSHIP and ROBERT L. JONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ONYX Pharmaceucticals, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ONYX Pharmaceuticals, Inc. to be held at the Berkeley Marina Marriott Hotel, 200 Marina Boulevard, Berkeley, California at 10:00 a.m., (local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. PROPOSAL 1: To elect three directors to hold office until the 2000 Annual Meeting of Stockholders.

/ /  FOR all nominees listed below (except as        / /  WITHHOLD AUTHORITY to vote for all
    marked to the contrary below).                   nominees listed below.

         NOMINEES: Randy Thurman, Wendell D. Wierenga, Ph.D. and Paul Goddard, Ph.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

PROPOSAL 2:  To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares and to add provisions with respect to Section 162(m) of the Internal Revenue code of 1986, as amended.
                         / /  FOR      / /  AGAINST      / /  ABSTAIN

PROPOSAL 3:  To approve the Company's 1996 Non-Employee Directors' Stock Option
             Plan, as amended, to allow non-employee directors of the Company who are also consultants to the Company to receive option grants under such plan.
                         / /  FOR      / /  AGAINST      / /  ABSTAIN

PROPOSAL 4:  To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.
                         / /  FOR      / /  AGAINST      / /  ABSTAIN

DATED            , 1997
                                        ________________________________________
                                        ________________________________________
                                        SIGNATURE(S)

                                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                        HEREON. IF THE STOCK IS REGISTERED IN
                                        THE NAMES OF TWO OR MORE PERSONS, EACH
                                        SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                        TRUSTEES, GUARDIANS AND
                                        ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                        TITLES. IF SIGNER IS A CORPORATION,
                                        PLEASE GIVE FULL CORPORATE NAME AND HAVE
                                        A DULY AUTHORIZED OFFICER SIGN, STATING
                                        TITLE. IF SIGNER IS A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.